Exhibit 11-1

Analog Devices, Inc.

Computation of Earnings Per Share (Unaudited)
  (in thousands, except per share data)


                                                           Three Months Ended
                                                        ------------------------

                                                        May 3, 1997  May 4, 1996
                                                        -----------  -----------

PRIMARY EARNINGS PER SHARE


Weighted average common and common equivalent shares:

   Weighted average common shares outstanding             158,667      151,921
   Assumed  exercise of common stock equivalents (1)        7,069        9,670
   Assumed conversion of subordinated notes                10,985       10,985
                                                         --------     --------
   Weighted average common and common
     equivalent shares                                    176,721      172,576
                                                         ========     ========

Net income                                               $ 42,117     $ 43,993
Interest related to convertible subordinated
   notes, net of tax                                        1,425        1,401
                                                         --------     --------

Earnings available for common stock                      $ 43,542     $ 45,394
                                                         ========     ========

PRIMARY EARNINGS PER SHARE                               $   0.25     $   0.26
                                                         ========     ========

FULLY DILUTED EARNINGS PER SHARE

Weighted average common and common equivalent shares:
   Weighted average common shares outstanding             158,667      151,921
   Assumed  exercise of common stock equivalents (1)        7,134        9,944
   Assumed conversion of subordinated notes                10,985       10,985
                                                         --------     --------
   Weighted average common and common
     equivalent shares                                    176,786      172,850
                                                         ========     ========

Net income                                               $ 42,117     $ 43,993
Interest related to convertible subordinated
   notes, net of tax                                        1,425        1,401
                                                         --------     --------

Earnings available for common stock                      $ 43,542     $ 45,394
                                                         ========     ========

FULLY DILUTED EARNINGS PER SHARE                         $   0.25     $   0.26
                                                         ========     ========


(1)  Computed based on the treasury stock method.

Analog Devices, Inc.

Computation of Earnings Per Share (Unaudited)
  (in thousands, except per share data)


                                                            Six Months Ended
                                                        ------------------------

                                                        May 3, 1997  May 4, 1996
                                                        -----------  -----------

PRIMARY EARNINGS PER SHARE


Weighted average common and common equivalent shares:

   Weighted average common shares outstanding             158,431      151,554
   Assumed  exercise of common stock equivalents (1)        6,920        9,400
   Assumed conversion of subordinated notes                10,985        8,126
                                                         --------      -------
   Weighted average common and common
     equivalent shares                                    176,336      169,080
                                                         ========     ========

Net income                                               $ 81,297     $ 84,085
Interest related to convertible subordinated
   notes, net of tax                                        2,850        2,120
                                                         --------     --------

Earnings available for common stock                      $ 84,147     $ 86,205
                                                         ========     ========

PRIMARY EARNINGS PER SHARE                               $   0.48     $   0.51
                                                         ========     ========

FULLY DILUTED EARNINGS PER SHARE

Weighted average common and common equivalent shares:
   Weighted average common shares outstanding             158,431      151,554
   Assumed  exercise of common stock equivalents (1)        7,215        9,625
   Assumed conversion of subordinated notes                10,985        8,126
                                                         --------     --------
   Weighted average common and common
     equivalent shares                                    176,631      169,305
                                                         ========     ========

Net income                                               $ 81,297     $ 84,085
Interest related to convertible subordinated
   notes, net of tax                                        2,850        2,120
                                                         --------     --------

Earnings available for common stock                      $ 84,147     $ 86,205
                                                         ========     ========

FULLY DILUTED EARNINGS PER SHARE                         $   0.48     $   0.51
                                                         ========     ========


(1)  Computed based on the treasury stock method.


                                       2